SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

                                                                          January 16, 2003
Date of Report (Date of earliest event reported)

INTERNATIONAL PAPER COMPANY
(Exact name of Registrant as Specified in Its charter)

                            NEW YORK
(State or Other Jurisdiction of Incorporation)

1-3157 Commission File Number	13-0872805 (IRS Employer Identification No.)

400 Atlantic Street, Stamford, Connecticut (Address of Principal Executive Offices)	06921 (Zip Code)

203-541-8000
(Registrant’s Telephone Number, Including Area Code)

___________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

Item 1.	CHANGES IN CONTROL OF REGISTRANT.

N/A

Item 2.	ACQUISITION OR DISPOSITION OF ASSETS.

N/A

Item 3.	BANKRUPTCY OR RECEIVERSHIP.

N/A

Item 4.	CHANGES IN REGISTRANT’S DIRECTORS.

Item 5.	OTHER EVENTS.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release of International Paper Company dated January 16, 2003, announcing that the Company will report fourth-quarter operating earnings that will be slightly above First Call consensus estimates of $0.26 per share, before special items. Earnings will be released on Thursday, January 30, 2003, before the opening of the New York Stock Exchange.

The Company also announced that it will record a pre-tax charge of $450 million in its fourth quarter 2002 earnings for additional exterior siding and roofing legal reserves. The Company plans to hold a conference call and webcast at 10:00 a.m. EST today regarding these reserves.

Item 6.	RESIGNATIONS OF REGISTRANT’S DIRECTORS.

N/A

Item 7.	FINANCIAL STATEMENTS AND EXHIBITS

(99.1)	Press Release issued by International Paper Company dated January 16, 2003.

(99.2)	Slides showing the analysis of the exterior siding and roofing reserves which will be discussed on the conference call at 888-496-6261 (International callers should dial 303-262-0078) and presented on the simultaneous webcast at 10:00 am EST on January 16, 2003 at www.internationalpaper.com.

Item 8.	CHANGE IN FISCAL YEAR.

N/A

Item 9.	REGULATION FD DISCLOSURE.

The Company will present slides attached as Exhibit 99.2 showing its analysis of the exterior siding and roofing reserves on a webcast to be held today at 10:00 a.m. EST at www.internationalpaper.com . The Company’s conference call will be held at the same time and those wishing to listen should dial 888-496-6261. International callers should dial 303-262-0078. A replay of the call will be available from 12:00 pm EST today through 8 p.m. January 31, 2003 by dialing 800-406-7325, or for International replay, 303-590-3030. The passcode for replay is 3025133; the replay will also be available at www.internationalpaper.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY

(Registrant)

Dated: January 16, 2003	By	/s/ Carol M. Samalin

Stamford, Connecticut		Carol M. Samalin Assistant Secretary